Exhibit 99

Ross Ayotte	Ken Rizvi
Corporate Marketing	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-5978	(602) 244-3437
ross.ayotte@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2005 Annual Results

Record gross margin since 2000

PHOENIX, Ariz. – Feb. 2, 2006 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the fourth quarter of 2005 were $341.8 million, an increase of approximately 9 percent from the third quarter of 2005. During the fourth quarter of 2005, the company reported net income of $43.8 million. Fully diluted earnings per share for the fourth quarter of 2005 were $0.07 per share which included a deemed dividend charge of approximately $0.06 per share, associated with a premium, in the form of inducement shares, for the conversion of the Series A Cumulative Preferred Stock into common stock. During the third quarter of 2005, the company reported net income of $23.5 million, or $0.06 per share on a fully diluted basis.

On a mix-adjusted basis, average selling prices in the fourth quarter of 2005 were down approximately 2 percent from the third quarter of 2005. The company’s gross margin in the fourth quarter was 35.0 percent, an increase of approximately 180 basis points as compared to the third quarter of 2005.

EBITDA for the fourth quarter of 2005 was $76.8 million and included a $0.8 million restructuring, asset impairments and other benefit. EBITDA for the third quarter of 2005 was $65.4 million and included $0.2 million in restructuring, asset impairments and other charges. A reconciliation of this non-GAAP financial measure to the company’s net income (loss) and net cash provided by (used in) operating activities prepared in accordance with U.S. GAAP is set out in the attached schedule.

The $0.8 million in restructuring, asset impairments and other benefit for the fourth quarter of 2005 was primarily related to reversals of previously accrued costs associated with the closure of our East Greenwich manufacturing facility.

While total revenues for 2005 of $1.261 billion were approximately flat as compared to $1.267 billion of revenues for 2004, fourth quarter 2005 revenues of $341.8 million were up approximately 11 percent as compared to fourth quarter 2004 revenues of $306.8 million. During 2005 the company reported net income of $100.6 million that included $3.3 million in restructuring, asset

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ON Semiconductor Reports Fourth Quarter and 2005 Annual Results

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impairments and other charges. During 2004 the company reported a net loss of $123.7 million that included a loss on debt prepayment of $159.7 million and restructuring, asset impairments and other charges of $19.6 million. The company’s gross margin increased by approximately 80 basis points to 33.2 percent in 2005 from 32.4 percent in 2004.

“2005 was a significant year for the company.” said Keith Jackson, ON Semiconductor president and CEO. “We exited the year with the highest gross margin and the first year of profitability since 2000. We also shipped record units during the fourth quarter at an annualized run rate of approximately 30 billion units. We look to continue to fuel our growth with new product designs and wins in the Computing, Consumer and Wireless end-markets and are excited about our prospects for the upcoming year.”

FIRST QUARTER 2006 OUTLOOK

“Based upon booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be approximately $330 million in the first quarter of 2006 as compared to revenues of $302.4 million in the first quarter of 2005 and revenues of $341.8 million in the fourth quarter of 2005,” Jackson said. “Backlog levels at the beginning of the first quarter were up from backlog levels at the beginning of the fourth quarter of 2005, and represented over 90 percent of our anticipated first quarter 2006 revenues. We expect that average selling prices will be down approximately 1 percent for the first quarter of 2006. We also expect cost reductions to offset the decline in average selling prices and that gross margins will be flat at approximately 35 percent in the first quarter of 2006. Beginning in the first quarter of 2006, we are required to expense stock based compensation. This is in accordance with the Statement of Financial Accounting Standards No. 123(R) Share Based Payment. We currently expect this expense to be approximately $2 million in the first quarter of 2006.”

TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 4:00 p.m. Eastern time (EST) today to discuss the fourth quarter and 2005 annual results. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available for approximately 30 days following the conference call.

ON Semiconductor Reports Fourth Quarter and 2005 Annual Results

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About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the computer, cell phone, portable devices, automotive and industrial markets. For more information, please visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to the first quarter of 2006 and its bookings trends, backlog levels, estimated turns levels, revenues, gross margins and average selling prices, stock based compensation expense and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2004 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our subsequent SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Reports Fourth Quarter and 2005 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues	$341.8	$313.6	$306.8	$1,260.6	$1,266.9
Cost of revenues	222.1	209.5	208.2	842.1	857.0

Gross profit	119.7	104.1	98.6	418.5	409.9

Operating expenses:
Research and development	23.7	23.9	23.0	93.7	94.4
Selling and marketing	21.1	20.0	16.9	79.3	73.8
General and administrative	18.9	17.8	18.5	74.6	72.2
Restructuring, asset impairments and other, net	(0.8)	0.2	5.6	3.3	19.6

Total operating expenses	62.9	61.9	64.0	250.9	260.0

Operating income	56.8	42.2	34.6	167.6	149.9

Other income (expenses), net:
Interest expense	(15.4)	(16.1)	(21.1)	(61.5)	(101.2)
Interest income	1.7	1.7	0.6	5.5	2.2
Other	(0.6)	(0.8)	(2.1)	(3.0)	(4.2)
Loss on debt prepayment	—	—	(96.3)	—	(159.7)

Other income (expenses), net	(14.3)	(15.2)	(118.9)	(59.0)	(262.9)

Income (loss) before income taxes, minority interests and cumulative effect of accounting change	42.5	27.0	(84.3)	108.6	(113.0)
Income tax benefit (provision)	4.8	(2.5)	(2.6)	(1.5)	(7.4)
Minority interests	(0.6)	(1.0)	(1.4)	(3.6)	(3.3)

Income (loss) before cumulative effect of accounting change	46.7	23.5	(88.3)	103.5	(123.7)
Cumulative effect of accounting change, net of income taxes (3)	(2.9)	—	—	(2.9)	—

Net income (loss)	43.8	23.5	(88.3)	100.6	(123.7)
Less: Accretion to redemption value of convertible redeemable preferred stock	0.7	0.1	0.1	1.0	(1.5)
Less: Convertible redeemable preferred stock dividends	(1.3)	(2.7)	(2.6)	(9.2)	(9.9)
Less: Dividend from inducement shares issued upon conversion of convertible redeemable preferred stock	(20.4)	—	—	(20.4)	—
Less: Allocation of undistributed earnings to preferred shareholders	(1.6)	(3.3)	—	(9.7)	—

Net income (loss) applicable to common stock (1)	$21.2	$17.6	$(90.8)	$62.3	$(135.1)

Income (loss) per common share:
Basic: (1)
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.08	$0.07	$(0.36)	$0.25	$(0.55)
Cumulative effect of accounting change	(0.01)	—	—	(0.01)	—

Net income (loss) applicable to common stock	$0.07	$0.07	$(0.36)	$0.24	$(0.55)

Diluted: (1)(2)
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.08	$0.06	$(0.36)	$0.22	$(0.55)
Cumulative effect of accounting change	(0.01)	—	—	(0.01)	—

Net income (loss) applicable to common stock	$0.07	$0.06	$(0.36)	$0.21	$(0.55)

Weighted average common shares outstanding:
Basic	286.6	256.1	254.5	263.3	247.8

Diluted: (2)	320.7	290.7	254.5	296.8	247.8

(1)	Effective in the second quarter of 2004 and pursuant to EITF 03-6, under the two-class method of calculating basic earnings per share in periods in which we generate income, we will allocate net income available to common stockholders on a pro-rata basis between our common and preferred stockholders. Given our capital structure, this new standard has the effect lowering our basic earnings per share when compared with our previous method of calculating basic earnings per share.

(2)	Pursuant to the adoption of EITF 04-8, the diluted weighted average common shares outstanding for the quarter and year ended December 31, 2005 includes 26.5 million shares from the assumed conversion of our zero coupon convertible notes.

(3)	The cumulative effect of accounting change for the quarter and year ended December 31, 2005 resulted from our adoption of FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143”.

ON Semiconductor Reports Fourth Quarter and 2005 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2005	September 30, 2005	December 31, 2004
Assets
Cash, cash equivalents and short-term investments	$233.3	$272.3	$185.7
Receivables, net	160.2	162.5	131.5
Inventories, net	169.5	172.7	193.4
Other current assets	29.9	24.4	23.6
Deferred income taxes	7.4	3.9	2.8

Total current assets	600.3	635.8	537.0
Property, plant and equipment, net	438.5	433.9	472.0
Goodwill	77.3	77.3	77.3
Other assets	32.4	23.5	23.8

Total assets	$1,148.5	$1,170.5	$1,110.1

Liabilities, Minority Interests, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$137.3	$103.3	$104.4
Accrued expenses	83.9	105.0	100.4
Income taxes payable	5.5	6.4	2.4
Accrued interest (1)	0.6	3.4	1.2
Deferred income on sales to distributors	97.1	100.5	96.7
Current portion of long-term debt	47.9	19.5	20.0

Total current liabilities	372.3	338.1	325.1
Long-term debt (1)	1,019.1	1,115.4	1,131.8
Other long-term liabilities	31.4	33.1	32.2
Deferred income taxes	1.2	0.8	2.3

Total liabilities	1,424.0	1,487.4	1,491.4

Minority interests in consolidated subsidiaries	24.8	26.4	25.4

Redeemable preferred stock	—	138.7	131.1

Common stock	3.1	2.6	2.5
Additional paid-in capital	1,252.7	1,113.0	1,116.0
Accumulated other comprehensive income	0.7	3.0	1.1
Accumulated deficit	(1,556.8)	(1,600.6)	(1,657.4)

Total stockholders’ deficit	(300.3)	(482.0)	(537.8)

Total liabilities, minority interests, redeemable preferred stock and stockholders’ deficit	$1,148.5	$1,170.5	$1,110.1

(1)	During the fourth quarter of 2005, we repaid our 10% Junior Subordinated Note due 2011 and reclassified $2.6 million previously reported as long-term debt to accrued interest as of September 30, 2005 to reflect our intent to repay the note.

ON Semiconductor Reports Fourth Quarter and 2005 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2005	September 30, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net income (loss)	$43.8	$23.5	$(88.3)	$100.6	$(123.7)
Plus:
Depreciation and amortization	24.1	25.0	25.5	99.0	102.1
Interest expense	15.4	16.1	21.1	61.5	101.2
Interest income	(1.7)	(1.7)	(0.6)	(5.5)	(2.2)
Income tax provision	(4.8)	2.5	2.6	1.5	7.4

EBITDA*	76.8	65.4	(39.7)	257.1	84.8
Increase (decrease):
Interest expense	(15.4)	(16.1)	(21.1)	(61.5)	(101.2)
Interest income	1.7	1.7	0.6	5.5	2.2
Income tax provision (benefit)	4.8	(2.5)	(2.6)	(1.5)	(7.4)
Loss (gain) on sale or disposal of fixed assets	0.7	0.1	0.7	0.8	12.8
Non-cash portion of loss on debt prepayment (1)	—	—	26.2	—	45.7
Amortization of debt issuance costs and debt discount	0.4	0.4	1.8	1.7	7.3
Provision for excess inventories	4.3	2.7	4.2	13.2	11.1
Cumulative effect of accounting change	3.2		—	3.2	—
Non-cash impairment write-down of property, plant and equipment	—		3.3	—	3.3
Non-cash interest on junior subordinated note payable	—	1.3	3.7	9.1	14.3
Deferred income taxes	(3.3)	2.0	5.5	(5.9)	3.5
Stock compensation expense	—	—	—	—	0.2
Other	2.0	1.4	1.3	5.3	3.4
Changes in operating assets and liabilities	(29.0)	(7.7)	(17.3)	(33.9)	(41.6)

Net cash provided by (used in) operating activities (1)	$46.2	$48.7	$(33.4)	$193.1	$38.4

*	EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense. While EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors to assess our ability to meet our future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. The table above sets forth our EBITDA with a reconciliation to net cash provided by operating activities, the most directly comparable financial measure under generally accepted accounting principles.

(1)	For the year and quarter ended December 31, 2004, respectively, amounts have been revised to exclude the cash portion of the loss on debt prepayments from the adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities.